UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2018

Spirit AeroSystems Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 South Oliver, Wichita, Kansas 67210

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (316) 526-9000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Accelerated Share Repurchase

On May 30, 2018, Spirit AeroSystems Holdings, Inc. (the “Company”) entered into accelerated share repurchase agreements (each, an “ASR Agreement”) with Goldman Sachs & Co. LLC (“Goldman Sachs”) and Morgan Stanley & Co. LLC (“Morgan Stanley”) to repurchase an aggregate of $725,000,000 of the Company’s Class A common stock (such common stock, the “common stock” and such repurchase, the “ASR”). The ASR is part of the Company’s current share repurchase program. On January 24, 2018, the Board of Directors increased the authorization remaining in the share repurchase program to approximately $1.0 billion. On May 2, 2018, the Company announced that it had approved the ASR.

Under the terms of the ASR Agreements, the Company will make a payment of $362,500,000 to each of Goldman Sachs and Morgan Stanley on June 1, 2018, and expects to receive from each of them on the same day an initial delivery of 3,645,587 shares of the Company’s common stock. The final number of shares to be repurchased will be based on the volume-weighted average stock price of the Company’s common stock during the term of the transaction, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR Agreements. At settlement, under certain circumstances, each of Goldman Sachs and Morgan Stanley may be required to deliver additional shares of common stock to the Company, or under certain circumstances, the Company may be required to deliver shares of common stock or to make a cash payment, at its election, to Goldman Sachs and/or Morgan Stanley. The final settlement of the transactions under the ASR Agreements is scheduled to occur prior to the end of fiscal year 2018, but the settlement may be accelerated in certain circumstances.

Each of the ASR Agreements contains customary terms for these types of transactions, including, but not limited to, the mechanisms to determine the number of shares or the amount of cash that will be delivered at settlement, the required timing of delivery of the shares, the specific circumstances under which adjustments may be made to the transactions, the specific circumstances under which settlement of the transactions may be accelerated and various agreements and acknowledgements, representations and warranties by the Company and Goldman Sachs or Morgan Stanley, as applicable, to one another.

From time to time, Goldman Sachs, Morgan Stanley and/or their affiliates have directly and indirectly engaged, and may engage in the future, in investment and/or commercial banking transactions with the Company for which they have received, or may receive, customary compensation, fees and expense reimbursements.

The foregoing description of the ASR Agreements does not purport to be complete and is qualified in its entirety by reference to the ASR Agreements, copies of which are attached as Exhibits 10.1 and 10.2 and are incorporated herein by reference, in each case subject to certain omissions of confidential portions pursuant to a request for confidential treatment which we intend to file separately with the Securities and Exchange Commission.

Indenture

On May 30, 2018, Spirit AeroSystems, Inc. (“Spirit”), a wholly-owned subsidiary of the Company, entered into an Indenture (the “Indenture”) by and among Spirit, the Company and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as trustee in connection with Spirit’s offering of $300,000,000 aggregate principal amount of its Senior Floating Rate Notes due 2021 (the “Floating Rate Notes”), $300,000,000 aggregate principal amount of its 3.950% Senior Notes due 2023 (the “2023 Notes”) and $700,000,000 aggregate principal amount of its 4.600% Senior Notes due 2028 (the “2028 Notes” and, together with the Floating Rate Notes and the 2023 Notes, the “Notes”).  The Notes were issued pursuant to the Company’s shelf registration statement.

The Company will guarantee (the “Guarantees”) Spirit’s obligations under the Notes on a senior unsecured basis.

The Notes and the Guarantees have been registered under the Securities Act of 1933, as amended (the “Act”), pursuant to a Registration Statement on Form S-3 (No. 333-211423) previously filed with the Securities and Exchange Commission under the Act.

The Indenture contains covenants that limit Spirit’s, the Company’s and certain of the Company’s subsidiaries’ ability, subject to certain exceptions and qualifications, to create liens without granting equal and ratable liens to the holders of the Notes and enter into sale and leaseback transactions. These covenants are subject to a number of qualifications and limitations.  In addition, the Indenture provides for customary events of default.

The description of the Indenture in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 8.01. Other Events.

The Notes were sold pursuant to an Underwriting Agreement, dated May 22, 2018 (the “Underwriting Agreement”), among Spirit, the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC, as the representatives of the several Underwriters named therein.

Copies of the Underwriting Agreement, the form of the Floating Rate Note, the form of the 2023 Note, the form of the 2028 Note and the opinion of Sullivan & Cromwell LLP as to the validity of the Notes and the Guarantees are filed as exhibits hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit
1.1

Underwriting Agreement, dated May 22, 2018, among Spirit AeroSystems, Inc., Spirit AeroSystems Holdings, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC, as the representatives of the several Underwriters named therein.

4.1	Indenture, dated as of May 30, 2018, among Spirit AeroSystems, Inc., Spirit AeroSystems Holdings, Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.2	Form of Senior Floating Rate Note due 2021.

4.3	Form of 3.950% Senior Note due 2023.

4.4	Form of 4.600% Senior Note due 2028.

5.1	Opinion of Sullivan & Cromwell LLP, dated May 30, 2018, as to the validity of the Notes and the Guarantees.

10.1	Confirmation — Accelerated Share Repurchase Agreement, dated May 30, 2018, between Spirit AeroSystems Holdings, Inc. and Goldman Sachs & Co. LLC.*

10.2	Confirmation — Accelerated Share Repurchase Agreement, dated May 30, 2018, between Spirit AeroSystems Holdings, Inc. and Morgan Stanley & Co. LLC.*

    *          The registrant has requested confidential treatment with respect to certain portions of this exhibit pursuant to Rule 24b-2 of the Exchange Act. Such portions have been omitted from this exhibit and filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

Date: May 30, 2018	By:	/s/ Sanjay Kapoor
		Name:	Sanjay Kapoor

		Title:	Executive Vice President and Chief Financial Officer